     As filed with the Securities and Exchange Commission on April 12, 2002
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          WATCHGUARD TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                            91-1712427
    (State or Other Jurisdiction of     (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                        505 Fifth Avenue South, Suite 500
                            Seattle, Washington 98104
          (Address of Principal Executive Offices, Including Zip Code)

                          WATCHGUARD TECHNOLOGIES, INC.
                    RAPIDSTREAM, INC. 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                  JAMES A. CADY
                      President and Chief Executive Officer
                          WatchGuard Technologies, Inc.
                        505 Fifth Avenue South, Suite 500
                            Seattle, Washington 98104
                                 (206) 521-8340
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             ----------------------

                                   Copies to:

                                STEPHEN M. GRAHAM
                                  ALAN C. SMITH
                       Orrick, Herrington & Sutcliffe LLP
                          719 Second Avenue, Suite 900
                            Seattle, Washington 98104

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                                            Proposed Maximum
        Title of Securities                   Number to Be         Proposed Maximum        Aggregate Offering          Amount of
         to Be Registered                    Registered(1)     Offering Price Per Share          Price             Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share,        318,251              $3.64 (2)                 $1,158,434                  $107
subject to unexercised options granted
under the Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share,        327,645              $5.43 (3)                 $1,779,113                  $164
authorized but not granted under the
Plan
------------------------------------------------------------------------------------------------------------------------------------
Total                                           645,896                                        $2,937,547                  $271
------------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares that may become issuable under the plan being registered hereby as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, the calculation of the registration fee is based on the weighted average exercise price of $3.64 per share for outstanding but unexercised options to purchase an aggregate of 318,251 shares of the registrant's common stock issuable under the RapidStream, Inc. 1998 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of a share of the registrant's common stock as reported on the Nasdaq National Market on April 8, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The registrant hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the "SEC"):

     (a) The registrant's annual report on Form 10-K for the year ended December 31, 2001, which contains audited financial statements for the registrant's latest fiscal year for which audited financial statements have been filed;

     (b) The registrant's current reports on Form 8-K filed on February 15, 2002 and April 12, 2002; and

     (c) The description of the registrant's common stock contained in the registrant's registration statement on Form 8-A filed on July 26, 1999, including any amendment or report filed for the purpose of updating that description.

     The registrant also incorporates by reference into this registration statement all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this registration statement have been sold or that deregisters the securities covered by this registration statement then remaining unsold. The most recent information filed with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this registration statement as of the date on which the document is filed, and any older information that has been modified or superseded will not be deemed to be part of this registration statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     None.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 10 of the registrant's bylaws requires indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the bylaws provide an unconditional right to indemnification for all expense, liability and loss actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the registrant or that, being or having been a director or officer of the registrant, such person is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

     The registrant's bylaws also provide that the registrant may, by action of its board of directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) payments of unlawful dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the director derived an improper personal benefit.

     Article 10 of the registrant's certificate of incorporation provides that, to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of Article 10 shall not adversely affect any right or protection of a director of the registrant for or with respect to any acts or omissions of such director occurring before the amendment or repeal.

     The registrant maintains directors' and officers' liability insurance under which the registrant's directors and officers may be indemnified against liability they may incur for serving in their capacities as directors and officers of the registrant.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

      Exhibit
      Number                               Description
-----------------  -------------------------------------------------------------

       5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

      10.1         WatchGuard Technologies, Inc. RapidStream, Inc. 1998 Stock
                   Option Plan

      23.1         Consent of Ernst & Young LLP, independent auditors

      23.2         Consent of Orrick, Herrington & Sutcliffe LLP (included in
                   Exhibit 5.1)

      24.1         Power of Attorney (included on signature page)


Item 9.  Undertakings

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on this 12th day of April, 2002.

                                           WATCHGUARD TECHNOLOGIES, INC.

                                               /s/ JAMES A. CADY
                                           -------------------------------------
                                           By: James A. Cady
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints James A. Cady and Steven N. Moore, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on this 12th day of April, 2002.

            Signature                              Title
            ---------                              -----

        /s/ JAMES A. CADY            President, Chief Executive Officer and
-----------------------------------  Director (Principal Executive Officer)
          James A. Cady

     /s/ MICHAEL E. McCONNELL        Senior Vice President, Chief Financial
-----------------------------------  Officer and Treasurer(Principal Financial
       Michael E. McConnell          and Accounting Officer)

      /s/ MICHAEL R. HALLMAN         Director
-----------------------------------
        Michael R. Hallman

       /s/ STEVEN N. MOORE           Director
-----------------------------------
         Steven N. Moore

     /s/ CHRISTOPHER G. SLATT        Chairman of the Board
-----------------------------------
       Christopher G. Slatt

     /s/ WILLIAM J. SCHROEDER        Director
-----------------------------------
       William J. Schroeder

          /s/ JOHN TODD              Director
-----------------------------------
            John Todd

       /s/ ANDREW W. VERHALEN          Director
-------------------------------------
         Andrew W. Verhalen

     /s/ CHARLES P. WAITE, JR.         Director
-------------------------------------
         Charles P. Waite, Jr.

                                INDEX TO EXHIBITS

    Exhibit
    Number                         Description
-------------  -----------------------------------------------------------------

     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    10.1        WatchGuard Technologies, Inc. RapidStream, Inc. 1998 Stock
                Option Plan

    23.1        Consent of Ernst & Young LLP, independent auditors

    23.2        Consent of Orrick, Herrington & Sutcliffe LLP (included in
                Exhibit 5.1)

    24.1        Power of Attorney (included on signature page)